UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   May 19, 2014
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 13, 2014, First Northern Community Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders acted upon the four proposals listed below.  The final results for the votes regarding each proposal are set forth below.

1.	To elect the following nine (11) persons to the Board of Directors to serve until the 2013 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified:

Director	Votes For	Against or Authority Withheld	Broker Non-Votes
Lori J. Aldrete	5,509,910	219,063	1,706,474
Frank J. Andrews, Jr.	5,512,333	216,640	1,706,474
Patrick R. Brady	5,521,446	207,527	1,706,474
John M. Carbahal	5,521,446	207,527	1,706,474
Gregory DuPratt	5,521,446	207,527	1,706,474
Diane P. Hamlyn	5,512,436	216,537	1,706,474
Richard M. Martinez	5,521,446	207,527	1,706,474
Foy S. McNaughton	5,521,446	207,527	1,706,474
Owen J. Onsum	5,500,491	228,482	1,706,474
David W. Schulze	5,521,446	207,527	1,706,474
Louise A. Walker	5,489,290	239,683	1,706,474

2.	To approve a non-binding advisory proposal on the compensation of the Company’s named Executive Officers:

For	Against	Abstain
5,286,951	104,530	337,492

3.	To approve a non-binding advisory proposal regarding the frequency of shareholder votes on executive compensation.

Annually	Every Two Years	Every Three Years	Abstain
1,010,633	257,992	4,129,053	331,295

4.	To ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain
7,279,359	1,574	154,514

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Executive Vice President/
Chief Financial Officer